UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2010

_________________________
MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 19, 2010, Magnetek, Inc. (“Magnetek” or the “Company”) and Associated Bank, National Association (“Associated Bank”) entered into a second amendment (the “Second Amendment to the Credit Agreement”) to its Credit Agreement dated as of November 6, 2007, between the Company and Associated Bank.

The Second Amendment to the Credit Agreement included amendments to, among other things, (i) extend the maturity date of the Credit Agreement to December 15, 2010; (ii) establish minimum adjusted earnings before interest, taxes, depreciation and amortization requirements for the periods ending March 31, 2010, June 30, 2010 and September 30, 2010; (iii) reduce the commitment amount of Associated Bank from $10.0 million to $7.5 million; (iv) establish maximum cash amounts the Company can contribute to its defined benefit pension plan during calendar year 2010; and (v) broaden the security interest of Associated Bank to include all assets of the Company.

A copy of the Second Amendment to Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits

    (d)   Exhibits.

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement dated as of February 19, 2010, between the Company and Associated Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Date: February 22, 2010	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement dated as of February 19, 2010, between the Company and Associated Bank, N.A.